Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 29, 2009, relating to the financial statements and financial highlights which appear in the March 31, 2009 Annual Report to Shareholders of Nicholas Applegate Institutional Funds. which is also incorporated by reference into the Registration Statement.

We hereby consent to the use in this Registration Statement on Form N-14 of our report dated January 29, 2010, relating to the financial statements and financial highlights which appear in the November 30, 2009 Annual Report to Shareholders of Allianz Funds Multi-Strategy Trust, which appear in such Registration Statement.

We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

February 17, 2010